                                                                    EXHIBIT 10.2


                                 U.S. $3,500,000


                                CREDIT AGREEMENT

                                     between


                                  CORZON, INC.
                                as the Borrower,



                                       and



                                   SHERMAN LLC
                                  as the Lender








                                January 25, 2001

                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...................................1

       SECTION 1.1 Defined Terms.............................................1

       SECTION 1.2 Use of Defined Terms......................................8

       SECTION 1.3 Cross-References..........................................8

ARTICLE II COMMITMENT, BORROWING PROCEDURES AND NOTE.........................8

       SECTION 2.1 Commitment................................................8

       SECTION 2.2 Borrowing Procedure.......................................8

       SECTION 2.3 Note......................................................8

ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES.......................9

       SECTION 3.1 Repayments and Prepayments................................9

       SECTION 3.2 Interest Provisions.......................................9

ARTICLE IV TAXES, PAYMENTS AND USE OF PROCEEDS..............................10

       SECTION 4.1 Taxes....................................................10

       SECTION 4.2 Payments, Computations, etc..............................11

       SECTION 4.3 Use of Proceeds..........................................11

ARTICLE V CONDITIONS TO BORROWING...........................................11

       SECTION 5.1 Initial Borrowing........................................11

       SECTION 5.2 All Borrowings...........................................12

ARTICLE VI REPRESENTATIONS AND WARRANTIES...................................14

       SECTION 6.1 Organization, etc........................................14

       SECTION 6.2 Due Authorization, Non-Contravention, etc................14

       SECTION 6.3 Government Approval, Regulation, etc.....................14

       SECTION 6.4 Validity, etc............................................15

       SECTION 6.5 Financial Information....................................15

       SECTION 6.6 No Material Adverse Change...............................15

       SECTION 6.7 Litigation, Labor Controversies, etc.....................15

       SECTION 6.8 Subsidiaries.............................................15

       SECTION 6.9 Ownership of Properties..................................15

       SECTION 6.10 Taxes...................................................15

       SECTION 6.11 Pension and Welfare Plans...............................16

                                TABLE OF CONTENTS
                                   (continued)

                                                                          PAGE

       SECTION 6.12 Environmental Warranties................................16

       SECTION 6.13 Regulations G, U and X..................................18

       SECTION 6.14 Accuracy of Information.................................18

ARTICLE VII COVENANTS.......................................................18

       SECTION 7.1 Affirmative Covenants....................................18

       SECTION 7.2 Negative Covenants.......................................20

ARTICLE VIII EVENTS OF DEFAULT..............................................24

       SECTION 8.1 Listing of Events of Default.............................24

       SECTION 8.2 Action if Bankruptcy.....................................26

       SECTION 8.3 Action if Other Event of Default.........................27

ARTICLE IX MISCELLANEOUS PROVISIONS.........................................27

       SECTION 9.1 Waivers, Amendments, etc.................................27

       SECTION 9.2 Notices..................................................27

       SECTION 9.3 Payment of Costs and Expenses............................28

       SECTION 9.4 Indemnification..........................................29

       SECTION 9.5 Survival.................................................30

       SECTION 9.6 Severability.............................................30

       SECTION 9.7 Headings.................................................30

       SECTION 9.8 Execution in Counterparts, Effectiveness, etc............30

       SECTION 9.9 Governing Law; Entire Agreement..........................30

       SECTION 9.10 Successors and Assigns..................................30

       SECTION 9.11 Participations..........................................30

       SECTION 9.12 Confidentiality.........................................31

       SECTION 9.13 Other Transactions......................................32

       SECTION 9.14 Waiver of Jury Trial....................................32


SCHEDULE I -  Disclosure Schedule

EXHIBIT A  -  Form of Borrowing Request
EXHIBIT B  -  Form of Note
EXHIBIT C  -  Form of Security Agreement
EXHIBIT D  -  Form of Guaranty
EXHIBIT E  -  Form of Warrant

                                CREDIT AGREEMENT


         This Credit Agreement is dated as of January 25, 2001, between Corzon, Inc., a Texas corporation (the "Borrower"), and Sherman LLC, a Cayman Islands limited liability company (the "Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the telecommunications business; and

         WHEREAS, pursuant to an Agreement and Plan of Merger dated January 5, 2001 (the "Merger Agreement"), among the Borrower, a wholly-owned Subsidiary of the Borrower, and LecStar Communications Corporation, a Delaware corporation ("LecStar"), the Borrower intends to acquire LecStar through the merger of its wholly-owned Subsidiary with and into LecStar (the "Merger"); and

         WHEREAS, in connection with the Merger, the Borrower desires to obtain a Commitment from the Lender pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $3,500,000, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

         WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth (including ARTICLE V), to extend such Commitment and make such Loans to the Borrower; and

         WHEREAS, the proceeds of such Loans will be used for general corporate purposes of the Borrower and its Significant Subsidiaries;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agreement" means this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified.

         "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to SECTION 5.1.1.

         "Base Rate" means, on any date and with respect to all Loans, a rate of interest per annum equal to twenty-four percent (24%).

         "Borrower" is defined in the preamble.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit A hereto.

         "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Houston, Texas.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by a corporation (other than an Affiliate of the Borrower) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc.; or

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means the Lender's obligation to make Loans pursuant to
SECTION 2.1.1.

         "Commitment Amount" means, on any date, $3,500,000.

         "Commitment Termination Date" means the earliest of

                  (a) December 31, 2001; and

                  (b) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b), the Commitment shall terminate automatically and without any further action.

         "Commitment Termination Event" means

                  (a) the occurrence of any Default described in clauses (a) through (d) of SECTION 8.1.8; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of the Loans to be due and
                  payable pursuant to SECTION 8.3, or

                           (ii) in the absence of such declaration, the giving
                  of notice by the Lender to the Borrower that the Commitment has been terminated.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Lender.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Effective Date" means the date this Agreement becomes effective pursuant to SECTION 9.8.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in SECTION 8.1.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" means United States generally accepted accounting principles, as applied on a consistent basis.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c) any petroleum product (other than gasoline or oil while used in an internal combustion engine); or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Liabilities" is defined in SECTION 9.4.

         "Indemnified Parties" is defined in SECTION 9.4.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b) any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Knowledge of the Borrower" means the actual knowledge, without independent inquiry, of any of the executive officers of the Borrower, which executive officers are hereby deemed to include, but not be limited to, Lawrence Shatsoff.

         "LecStar" is defined in the second recital.

         "Lender" is defined in the preamble.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" is defined in SECTION 2.1.1.

         "Loan Document" means this Agreement, the Note, each Guaranty executed in accordance with SECTION 5.1.4 and the Security Agreement.

         "Maturity Date" means June 30, 2002.

         "Merger" is defined in the second recital.

         "Merger Agreement" is defined in the second recital.

         "Note" means a promissory note of the Borrower payable to the Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Note and each other Loan Document.

         "Obligor" means the Borrower or any other Person (other than the Lender) obligated under any Loan Document.

         "Organic Document" means, relative to the Borrower or any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Participant" is defined in SECTION 9.11.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Release" means a "release", as such term is defined in CERCLA.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

         "Security Agreement" means the Security Agreement executed and delivered pursuant to SECTION 5.1.3, substantially in the form of Exhibit C hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Significant Subsidiaries" means (i) LecStar, (ii) LecStar Telecom, Inc., a Georgia corporation and wholly-owned subsidiary of LecStar, (iii) LecStar Datanet, Inc., a Georgia corporation and wholly-owned subsidiary of LecStar and (iv) B4B Communications, Ltd, a company formed under the laws of the United Kingdom.

         "Subordinated Debt" means all unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Lender, in right of payment to the payment in full in cash of all Obligations.

         "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Taxes" is defined in SECTION 4.1.

         "Welfare Plan" means a "welfare plan," as such term is defined in section 3(1) of ERISA.

         SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and the Note and in each Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                                   ARTICLE II

                    COMMITMENT, BORROWING PROCEDURES AND NOTE

         SECTION 2.1 Commitment. On the terms and subject to the conditions of this Agreement, the Lender agrees to make Loans pursuant to the Commitment described in this SECTION 2.1.

         SECTION 2.1.1 Commitment To Make Loans. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Lender will make a loan (a "Loan") to the Borrower equal to the aggregate principal amount requested by the Borrower to be loaned on such day. The commitment of the Lender described in this SECTION 2.1.1 is herein referred to as its "Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

         SECTION 2.1.2 Lender Not Permitted or Required To Make Loans. The Lender shall not be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans would exceed the Commitment Amount.

         SECTION 2.2 Borrowing Procedure. By delivering a Borrowing Request to the Lender on or before 10:00 a.m., New York, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice, that a Loan be made in an integral multiple of $25,000, or in the unused amount of the Commitment; provided, however, that no more than an aggregate of $400,000 may be made as a Loan during any calendar month. On the terms and subject to the conditions of this Agreement, each Loan shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York, New York time) on such Business Day, the Lender shall make funds in an amount equal to the requested Loan available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request.

         SECTION 2.3 Note. The Lender's Loans under its Commitment shall be evidenced by the Note payable to the order of the Lender in a maximum principal amount equal to the original Commitment Amount. The Borrower hereby irrevocably authorizes the Lender to make (or cause to be made) appropriate notations on the grid attached to the Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of the Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Maturity Date. Prior thereto, the Borrower:

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to the Lender; and

                  (b) all such voluntary partial prepayments shall be in an aggregate minimum amount of $10,000 and an integral multiple of $1,000 (other than any prepayment that pays all outstanding principal of any Loan); and

                  (c) shall, immediately upon any acceleration of the Maturity Date of any Loans pursuant to SECTION 8.2 or SECTION 8.3, repay all Loans, unless, pursuant to SECTION 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

         SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue at the Base Rate and shall be payable in accordance with this SECTION 3.2.

         SECTION 3.2.1 Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to thirty percent (30%).

         SECTION 3.2.2 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; and

                  (c) on that portion of any Loans the Maturity Date of which is accelerated pursuant to SECTION 8.2 or SECTION 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.2.3 It is the intention of the Borrower and the Lender to conform strictly to applicable usury laws, if any. Accordingly, notwithstanding anything to the contrary in any of the Loan Documents, it is agreed as follows:
(a) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable or receivable under the Note or otherwise in connection with the Obligations evidenced by this Agreement or any other Loan Agreement shall under no circumstances exceed the maximum amount of interest permitted by applicable law, if any, and any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall, at the option of the Lender, be refunded to the Borrower or credited on the principal amount of the Loans as a voluntary prepayment; and (b) in the event that the entire unpaid balance of the Note is declared due and payable by the Lender, then earned interest may never include more than the maximum amount permitted by applicable law, if any, and any unearned interest shall be canceled automatically and, if theretofore paid, shall at the option of the Lender, either be refunded to the Borrower or credited on the principal amount of the Note.

                                   ARTICLE IV

                       TAXES, PAYMENTS AND USE OF PROCEEDS

         SECTION 4.1 Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

                  (c) pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes

(including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

         SECTION 4.2 Payments, Computations, etc. All payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document shall be made by the Borrower to the Lender, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York, New York time, on the date due, in same day or immediately available funds, to such account as the Lender shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lender on the next succeeding Business Day. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.3 Use of Proceeds. The Borrower shall apply the proceeds of each Loan for general corporate purposes; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

                                    ARTICLE V

                             CONDITIONS TO BORROWING

         SECTION 5.1 Initial Borrowing. The obligation of the Lender to fund the initial Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 5.1.

         SECTION 5.1.1 Resolutions, etc. The Lender shall have received from the Borrower a certificate (in form and substance satisfactory to the Lender), dated the date of the initial Loan, of its Secretary or Assistant Secretary as to:

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Note and each other Loan Document to be executed by it; and

                  (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Note and each other Loan Document executed by it,

upon which certificate the Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate.

         SECTION 5.1.2 Delivery of Note. The Lender shall have received its Note duly executed and delivered by the Borrower.

         SECTION 5.1.3 Security Agreement. The Lender shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower and each of the Significant Subsidiaries, together with:

                  (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Loan , or such other evidence of filing as may be acceptable to the Lender, naming the Borrower and each of the Significant Subsidiaries as the debtors and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to the Security Agreement;

                  (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreement previously granted by any Person, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Lender may reasonably request from such Obligors; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the date of the initial Loan, listing all effective financing statements which name the Borrower and each of the Significant Subsidiaries (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause
         (a)) shall cover any collateral described in the Security Agreement).

         SECTION 5.1.4 Guaranty. The Lender shall have received executed counterparts of a Guaranty substantially in the form of Exhibit D hereto, dated as of the date hereof, duly executed by each of the Significant Subsidiaries.

         SECTION 5.1.5 Closing Fees, Expenses, etc. The Lender shall have received all fees, costs and expenses due and payable pursuant to SECTION 9.3, if then invoiced.

         SECTION 5.2 All Borrowings. The obligation of the Lender to fund any Loan (including the initial Loan) shall be subject to the satisfaction of each of the conditions precedent set forth in this SECTION 5.2.

         SECTION 5.2.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any Loan (but, if any Default of the nature referred to in SECTION 8.1.4 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

                  (a) the representations and warranties set forth in ARTICLE VI (excluding, however, those contained in SECTION 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Lender pursuant to SECTION 6.7

                           (i) no labor controversy, litigation, arbitration or
                  governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to SECTION 6.7 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries; and

                  (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in material violation of any law or governmental regulation or court order or decree.

         SECTION 5.2.2 Borrowing Request. The Lender shall have received a Borrowing Request for such Loan. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan (both immediately before and after giving effect to such Loan and the application of the proceeds thereof) the statements made in SECTION 5.2.1 are true and correct.

         SECTION 5.2.3 Warrant. The Borrower shall have issued to the Lender a warrant, in the form of Exhibit E attached hereto, to purchase a number of shares of common stock of the Borrower equal to ten percent (10%) of the principal amount of such Loan divided by the average of the closing bids for the five trading days immediately prior to the date of the Loan, all as detailed in the Exhibit E.

         SECTION 5.2.4 Coverage. As of the date of Loan, the Borrower shall have a growth rate of its customer base of 25% per fiscal quarter from the date of the initial Loan under this Agreement, with evidence thereof satisfactory to the Lender in its reasonable discretion.

         SECTION 5.2.5 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Lender and its counsel; the Lender and its counsel shall have received all information, approvals, opinions, documents or instruments as the Lender or its counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Lender as set forth in this ARTICLE VI.

         SECTION 6.1 Organization, etc. The Borrower and each of its Significant Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Note and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower and each applicable Subsidiary of each Loan Document executed or to be executed by it, and the Borrower's and each applicable Subsidiary's participation in the consummation of the Merger are within the Borrower's and each such Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or any such Subsidiary's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Subsidiary; or

                  (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's or any Subsidiary's properties.

         SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any applicable Subsidiary of any Loan Document, or for the Borrower's and each applicable Subsidiary's participation in the consummation of the Merger, except for the filing of a Certificate of Merger with the Secretary of State of Delaware, all of which have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4 Validity, etc. This Agreement constitutes, and the Note and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower and each applicable Subsidiary that is a party thereto enforceable in accordance with their respective terms.

         SECTION 6.5 Financial Information. The unaudited balance sheet of each of the Borrower and the Significant Subsidiaries other than LecStar as at November 30, 2000, and the unaudited balance sheet of LecStar as at November 30, 2000, and the related statements of earnings and cash flow of each of the Borrower and the Significant Subsidiaries other than LecStar, along with the related statements of earnings and cash flow of LecStar, copies of which have been made available to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6 No Material Adverse Change. Since the date of the financial statements described in SECTION 6.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries or LecStar.

         SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

         SECTION 6.8 Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

                  (b) which are permitted to have been acquired in accordance with SECTION 7.2.4 or SECTION 7.2.6.

         SECTION 6.9 Ownership of Properties. The Borrower and each of its Subsidiaries owns good and valid title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
SECTION 7.2.3.

         SECTION 6.10 Taxes. Except as set forth in the reports of the Borrower filed with the Securities and Exchange Commission and to the Knowledge of the Borrower, the Borrower and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material tax returns required to be filed by any of them at or before the date of this Agreement and all such filed tax returns are complete and accurate in all material respects. Except as set forth in the reports of the Borrower filed with the Securities and Exchange Commission and to the Knowledge of Borrower, the Borrower and each of its Subsidiaries as of the date of this Agreement (x) will have paid all taxes that they are required to pay prior to the date of this Agreement, and (y) will have withheld all federal, state and local income taxes and other taxes required to be withheld from amounts owing to any employee, creditor or third party, except for such amounts that, alone or in the aggregate, are not reasonably likely to have a material adverse effect on it. Except as set forth in the reports of the Borrower filed with the Securities and Exchange Commission and to the Knowledge of Borrower, as of the date of this Agreement, there are not pending or threatened in writing, any audits, examinations, investigations or other proceedings in respect of taxes or tax matters. Except as set forth in the reports of the Borrower filed with the Securities and Exchange Commission and to the best of the Borrower's knowledge, there are not, to the actual knowledge of its executive officers, any unresolved questions, claims or outstanding proposed or assessed deficiencies concerning the Borrower or any of its Subsidiaries' tax liability that are reasonably likely to have a material adverse effect on it. Except as set forth in the reports of the Borrower filed with the Securities and Exchange Commission and to the Knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has any liability with respect to income, franchise or similar taxes in excess of the amounts accrued in respect thereof that are reflected in the reports of the Borrower filed with the Securities and Exchange Commission, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it. Except as set forth in the reports of the Borrower filed with the Securities and Exchange Commission and to the Knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any tax.

         SECTION 6.11 Pension and Welfare Plans. To the Knowledge of the Borrower, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Loan hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. To the Knowledge of the Borrower, no condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. To the Knowledge of the Borrower, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12 Environmental Warranties. To the Knowledge of the
Borrower:

                  (a) All facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws.

                  (b) Except for items that would not reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole, there have been no past, and there are no pending or threatened:

                           (i) claims, complaints, notices or requests for
                  information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or

                           (ii) complaints, notices or inquiries to the Borrower
                  or any of its Subsidiaries regarding potential liability under any Environmental Law.

                  (c) There have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries.

                  (d) The Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses.

                  (e) No property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (f) There are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries.

                  (g) Neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which would reasonably be expected to lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA.

                  (h) There are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries.

                  (i) No conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would reasonably be expected to give rise to liability under any Environmental Law.

         SECTION 6.13 Regulations G, U and X. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14 Accuracy of Information. To the Knowledge of the Borrower, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

                                   ARTICLE VII

                                    COVENANTS

         SECTION 7.1 Affirmative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
SECTION 7.1.

         SECTION 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and consolidated and consolidating statements of earnings and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, certified by the chief financial Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such fiscal year, in each case certified in a manner acceptable to the Lender by independent public accountants acceptable to the Lender, and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

                  (c) as soon as possible and in any event within three days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (d) as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in
         SECTION 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in SECTION 6.7, notice thereof and copies of all documentation relating thereto;

                  (e) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (f) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                  (g) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request.

         SECTION 7.1.2 Compliance with Laws, etc. The Borrower will, and will cause each of its Significant Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                  (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.1.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 7.1.4 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 7.1.5 Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Lender's exercise of its rights pursuant to this Section.

         SECTION 7.1.6 Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Lender any actions and proceedings relating to compliance with Environmental Laws; and

                  (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this SECTION 7.1.6.

         SECTION 7.2 Negative Covenants. The Borrower agrees with the Lender that, until the Commitment has terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
SECTION 7.2.

         SECTION 7.2.1 Business Activities. The Borrower will not, and will not permit any of its Significant Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto.

         SECTION 7.2.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a) Indebtedness in respect of the Loans and other
         Obligations;

                  (b) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(b) ("Ongoing Indebtedness") of the Disclosure Schedule;

                  (c) Indebtedness in an aggregate principal amount not to exceed $100,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired to finance its acquisition of such assets;

                  (d) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (e) Indebtedness of the Borrower's Subsidiaries owing to the Borrower and unsecured Indebtedness of the Borrower owing to its Subsidiaries in an aggregate principal amount not to exceed $100,000; and

                  (f) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed $200,000;

provided, however, that no Indebtedness otherwise permitted by clauses (c), (d) or (e) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 7.2.3 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                  (b) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause
         (b) of SECTION 7.2.2;

                  (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of SECTION 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                  (g) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies.

         SECTION 7.2.4 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.4(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to SECTION 7.2.2;

                  (d) in the ordinary course of business, Investments by the Borrower in any of its Subsidiaries, or by any such Subsidiary in any of its Subsidiaries, by way of contributions to capital or loans or advances; and

                  (e) other Investments in an aggregate amount at any one time not to exceed $100,000;

provided, however, that

                           (i) any Investment which when made complies with the
                  requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                           (ii) no Investment otherwise permitted by clause (d)
                  or (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 7.2.5 Restricted Payments, etc. On and at all times after the Effective Date:

                  (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

                  (b) the Borrower will not, and will not permit any of its Subsidiaries to

                           (i) make any payment or prepayment of principal of,
                  or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                           (ii) redeem, purchase or defease, any Subordinated
                  Debt; and

                  (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

         SECTION 7.2.6 Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

                  (a) pursuant to the Merger Agreement;

                  (b) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Significant Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Subsidiary; and

                  (c) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger.

         SECTION 7.2.7 Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

                  (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by SECTION 7.2.6; or

                  (b) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $10,000.

         SECTION 7.2.8 Negative Pledges, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of SECTION 7.2.2 or by clause (c) of SECTION
7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting:

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (b) the ability or any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "Event of Default".

         SECTION 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any other Obligation.

         SECTION 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Lender for the purposes of or in connection with this

Agreement or any such other Loan Document (including any certificates delivered pursuant to ARTICLE V) is or shall be incorrect when made in any material respect.

         SECTION 8.1.3 Non-Performance of Other Covenants and Obligations. The Borrower or any obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 45 days after notice thereof shall have been given to the Borrower by the Lender.

         SECTION 8.1.4 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in SECTION 8.1.1) of the Borrower or any of its Subsidiaries, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

         SECTION 8.1.5 Judgments. Any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Borrower or any of its Significant Subsidiaries and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 8.1.6 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $50,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 8.1.7 Control of the Borrower. Any Person, or two or more Persons acting in concert, shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower (other than pursuant to the Merger).

         SECTION 8.1.8 Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower and each Subsidiary hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower and each Subsidiary hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents; or

                  (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.9 Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first Lien, subject only to those exceptions expressly permitted by such Loan Document.

         SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of SECTION 8.1.8 shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

         SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of SECTION
8.1.8 shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitment (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitment shall terminate.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         SECTION 9.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of the Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 9.2 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                          If to Borrower, addressed to:

                          Corzon, Inc.
                          Attention: Chief Executive Officer and General Counsel 1087 Broad Street, 4th Floor
                          Bridgeport, Connecticut 06604
                          Telecopy:  203-335-1455
                          Telephone: 203-333-6389

                          with a copy to:

                          LecStar Communications Corporation
                          Attention: W. Dale Smith
                          4501 Circle 75 Parkway
                          Building D - 4210
                          Atlanta, Georgia 30339-3025
                          Telecopy:  404-659-4900
                          Telephone: 404-659-9500

                          If to Lender, addressed to:

                          Sherman LLC
                          Harbour House, 2nd Floor
                          Waterfront Drive
                          P.O. Box 972
                          Road Town, Tortola
                          British Virgin Islands
                          Telecopy:  284-494-4771

         Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         SECTION 9.3 Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including the fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with:

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

                  (b) the filing, recording, refiling or rerecording of the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Security Agreement; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Loans hereunder, or the issuance of the Note or any other Loan Documents. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 9.4 Indemnification. In consideration of the execution and delivery of this Agreement by the Lender and the extension of the Commitment, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lender pursuant to ARTICLE V not to fund any
         Loan);

                  (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Significant Subsidiaries of any Hazardous Material; or

                  (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Significant Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Significant Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 9.5 Survival. The obligations of the Borrower under SECTION 9.3 and SECTION 9.4 shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 9.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 9.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and the Lender (or notice thereof satisfactory to the Lender) shall have been received by the Lender and notice thereof shall have been given by the Lender to the Borrower.

         SECTION 9.9 Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

         SECTION 9.11 Participations. The Lender may at any time sell to one or more Persons (each of such Persons being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of the Lender hereunder; provided, however, that

                  (a) no participation contemplated in this SECTION 9.11 shall relieve the Lender from its Commitment or its other obligations hereunder or under any other Loan Document,

                  (b) the Lender shall remain solely responsible for the performance of its Commitment and such other obligations,

                  (c) the Borrower and each other Obligor shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, shall be entitled to require the Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that the Lender may agree with any Participant that the Lender will not, without such Participant's consent, take any of the following actions: (i) increase the Commitment Amount, reduce any fees described in ARTICLE III or extend the Commitment Termination Date, or (ii) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan), and

                  (e) the Borrower shall not be required to pay any amount under
         SECTION 4.1 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of
SECTION 9.3 and SECTION 9.4, shall be considered a Lender.

         SECTION 9.12 Confidentiality. The Lender shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of its examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                  (a) unless specifically prohibited by applicable law or court order, the Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                  (b) prior to any such disclosure pursuant to this SECTION 9.12, the Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                           (i) to be bound by this SECTION 9.12; and

                           (ii) to require such Person to require any other
                  Person to whom such Person discloses such non-public information to be similarly bound by this SECTION 9.12; and

                  (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, the Lender shall not be obligated or required to return any materials furnished by the Borrower or any Significant Subsidiary.

         SECTION 9.13 Other Transactions. Nothing contained herein shall preclude the Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 9.14 Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   CORZON, INC.


                                   By:    /s/ Lawrence Shatsoff
                                   Name:  Lawrence Shatsoff
                                   Title: President


                                   SHERMAN LLC


                                   By:    /s/ Arlene de Castro    /s/ David Sims
                                   Name:  Navigator Management Ltd.
                                   Title: Director

                               DISCLOSURE SCHEDULE

ITEM 6.7          Litigation.

           Description of Proceeding        Action or Claim Sought



ITEM 6.8          Existing Subsidiaries.

                                        State of       Ownership      Business
                Name                  Incorporation        %         Description
----------------------------------    -------------    ---------     -----------
LecStar Communications Corporation       Delaware           100
B4B Communications, Ltd                     UK              100
The Simple Card Limited                     UK              100
Harvest Restaurants, Inc.                 Texas
Cluckers Restaurants, Inc.                Texas
Harvest Rotisserie on Tezel, Inc.         Texas
Red Lion Food Court, Inc.                 Texas
Hartan, Inc.                              Texas
That Chicken Place, Inc.                 Georgia
Tanner's/Vinings, Inc.                   Georgia
Tanner's Oaks, Inc.                      Georgia
Tanner's Spalding, Inc.                  Georgia
Tanner's Mill, Inc.                      Georgia
Tanner's-Lawrenceville, Inc.             Georgia
Tanner's Tucker, Inc.                    Georgia
Northwest Store, Inc.                    Georgia
Tanner's Lilbum, Inc.                    Georgia
Tanner's Catering, Inc.                  Georgia
Central Administration, Inc.             Georgia
LecStar Telecom, Inc.                    Georgia
LecStar Datanet, Inc.                    Georgia

ITEM 7.2.2(b)     Ongoing Indebtedness.

              Creditor                     Outstanding Principal Amount
              --------                     ----------------------------
           Info Directions                         $  145,600
           GE Capital                              $1,673,900
           Cisco Capital                           $   90,700
           Jameson Drive                           $  250,000


ITEM 7.2.4(a)     Ongoing Investments.

                   Investment Type                           Amount
                   ---------------                           ------
           ILD Common Stock (3,200 shares)          $800,000
           Cash Equivalent Euro                     Fluctuating cash balance
           Deposits with Vendors and PCS            $125,000
           CDs serving LOCs                         $100,000

                                                                       EXHIBIT A

                                BORROWING REQUEST

Sherman LLC
Harbour House, 2nd Floor
Waterfront Drive
P.O. Box 972
Road Town, Tortola
British Virgin Islands
Telecopy:  284-494-4771
Attention: [Name]
           [Title]

                                  CORZON, INC.

Gentlemen and Ladies:

         This Borrowing Request is delivered to you pursuant to SECTION 2.2 of the Credit Agreement, dated as of _____________, 200__ (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), between Corzon, Inc., a Texas corporation (the "Borrower"), and you. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower hereby requests that a Loan be made in the aggregate principal amount of $_____________ on ________________, 200__.

         The Borrower hereby acknowledges that, pursuant to SECTION 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in SECTION 5.2.1 are true and correct in all material respects.

         The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you. Except to the extent, if any, that prior to the time of the Borrowing requested hereby you shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

         Please wire transfer the proceeds of the Loan to the account of the Borrower at the financial institutions indicated respectively:

                    Person to be Paid
Amount to be    --------------------------                    Name, Address, etc.
Transferred         Name       Account No.                    of Transferee Lender
------------    ------------   -----------    ---------------------------------------------

$__________     The Borrower   _________      ___________________________________________
                                              ___________________________________________
                                              Attention: ________________________________

         The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this _____ day of ________________, 200__.

                                     CORZON, INC.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                                                       EXHIBIT B

                                      NOTE

$3,500,000                                           ____________________, 200__

         FOR VALUE RECEIVED, the undersigned, CORZON, INC., a Texas corporation (the "Borrower"), promises to pay to the order of Sherman LLC (the "Lender") on __________________, 200__ the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of _________________, 200__ (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

         This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS NOTE HAS BEEN DELIVERED IN TEXAS AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.

                                     CORZON, INC.



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                          LOANS AND PRINCIPAL PAYMENTS

                                       Amount of            Unpaid
                                       Principal           Principal
      Amount of Loan Made               Repaid              Balance
-------------------------------     ---------------     ---------------
    Date           Base Rate           Base Rate           Base Rate              Total             Notation Made By
------------    ---------------     ---------------     ---------------     ----------------    ------------------------
  12/22/00         $250,000
  01/04/01         $250,000
------------    ---------------     ---------------     ---------------     ----------------    ------------------------
  01/16/01         $200,000
  01/17/01         $100,000                                                     $800,000
------------    ---------------     ---------------     ---------------     ----------------    ------------------------


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